UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                 August 12, 2003
                                (Date of Report)


                                 Timeline, Inc.
             (Exact Name of Registrant as Specified in its Charter)
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
          Washington                            1-13524                           31-1590734
(State or Other Jurisdiction of           (Commission File No.)           (IRS Employer Identification
     Incorporation)                                                                 Number)
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                        3055 112th Avenue N.E., Ste. 106
                           Bellevue, Washington 98004
             (Address of Principal Executive Offices, including zip)


                                 (425) 822-3140
              (Registrant's Telephone Number, including area code)

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

          (c)  Exhibits

               99.1 Press Release, dated August 12, 2003, "Timeline Reports
                    First Quarter Fiscal 2004 Loss of $266,000 or $0.06 Per Share; Software License Revenues Increase 62% in Fiscal 2004 First Quarter."

Item 12.  Disclosure of Results of Operations and Financial Condition.

          On August 12, 2003, Timeline, Inc. issued a news release announcing its financial results for its fiscal 2004 first quarter ended June 30, 2003. A copy of this news release is attached as Exhibit 99.1.

          The information contained in this Item 12 on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

          Dated:  August 12, 2003.
                                         TIMELINE, INC.


                                         By:    /s/ Charles R. Osenbaugh
                                               -----------------------------
                                               Charles R. Osenbaugh
                                               Chief Executive Officer

                                                                    Exhibit 99.1


 TIMELINE REPORTS FIRST QUARTER FISCAL 2004 LOSS OF $266,000 OR $0.06 PER SHARE;
--------------------------------------------------------------------------------

       SOFTWARE LICENSE REVENUES INCREASE 62% IN FISCAL 2004 FIRST QUARTER
       -------------------------------------------------------------------

BELLEVUE, WA - August 12, 2003 -- Timeline, Inc. (OTC/BB: TMLN), today reported losses continued to narrow in its first fiscal quarter of 2004, ended June 30, 2003. Software license revenues grew 62% and maintenance revenues increased 8%, offsetting a 37% drop in consulting fees and no patent licensing activity in its fiscal first quarter when compared with the same period of fiscal 2003. Timeline posted a first quarter loss of $266,000, or $0.06 per share, compared to a loss of $301,000, or $0.07 per share, in the first quarter of fiscal 2003.

"Improving sales activity in Europe, coupled with continued growth in our installed base of customers generated some top-line growth in the quarter and provides a good start for the fiscal year," said Charles R. Osenbaugh, President and CEO. "New license revenue is important as it tends to drive future maintenance and consulting results. We are beginning to see encouraging signs in the market for technology."

Robert B. Wallace, a director since April 2002, will be leaving the company's Board of Directors effective immediately in conjunction with accepting a management position with an indirect competitor of the company. "Rob has served Timeline's employees, customers and shareholders, first as an employee, then as advisor and independent director. His service has been invaluable, and while we will miss his dedication and industry expertise, we wish him well in his new ventures," said Osenbaugh. The Board of Directors will begin a process to fill Mr. Wallace's position. Until a new director is appointed, the company's Board will consist of five directors, two of which are independent and have financial expertise.

Operating Results

Total revenues in the first quarter of fiscal 2004 increased 5% to $942,000 from $901,000 in the first quarter of fiscal 2003. Software license fees increased 62% to $441,000 and accounted for 47% of total first quarter revenues, compared to $271,000 and 30% of revenues in first quarter fiscal 2003. European software license revenues grew 67% and U.S. software license revenues grew 58% during the first quarter compared to the depressed levels of a year ago. "Our efforts to establish relationships with Value-Added Resellers (VARS) are beginning to generate top-line improvement. Our technology solutions typically produce generous margins for VARS while providing improved data management options for their customers. We are expanding our VAR training program, both in Europe and the U.S., based on the success of earlier efforts," Osenbaugh noted.

Maintenance fees in the quarter grew 8% to $292,000, accounting for 31% of total revenues, compared to $271,000, or 30% of revenues in the first quarter of fiscal 2003. Consulting revenues dropped 37% to $210,000 in the first quarter of fiscal 2004 from $334,000 in the same period one year ago. Last year Timeline released upgrades to its flagship product, Timeline Analyst, which generated exceptional demand for consulting services. Due to the sporadic nature of patent licensing, there were no patent license revenues in the first quarter of fiscal 2004, while patent licenses produced $25,000 in revenues in the first quarter of fiscal 2003.

Gross profit in the quarter increased 4% to $761,000 from $732,000 in the same period of fiscal 2003. Gross margin in both periods was 81%. First quarter operating expenses increased 2% or $23,000 compared to the first quarter a year ago. Most of the increases in operating expenses were related to an increase in sales commissions offset by lower patent enforcement costs.

Non-cash depreciation and amortization of intangibles was $101,000 in the first quarter, compared to $140,000 in the like quarter a year ago. Including net amortization of capitalized software and patents, which impacts cost of revenues, total non-cash expenses in the first quarter were $175,000, compared to $194,000 for the first quarter of fiscal 2003.

Deferred revenues for annual maintenance and for products awaiting shipment or installation rose 18% to $631,000 at June 30, 2003 from $534,000 at June 30, 2002. Current assets also improved to $940,000 at June 30, 2003 from $797,000 a year ago. "No doubt our balance sheet remains weak; however, it may appear weaker than it really is. As an old-line company with more than 25 years in existence, Timeline has produced a library of patented technology solutions that have strong market potential. Our products and fixed assets have been amortized or depreciated over time to the point where their stated book value reflects only a fraction of the investments we've made in them. Yet, the value of both our products and our fixed assets in the market place should far exceed their recorded book value over time. Internally, we focus on our cash position, the level of deferred revenues (generally maintenance backlog) and non-trade debts. While cash decreased, we remain very close to breakeven on a cash flow basis. Deferred revenue grew reasonably well, and we have virtually no debt financing. Our goal is to continue to exercise discipline in controlling operating costs and focus on top-line growth to improve the company's financial health," Osenbaugh added.

About Timeline
Timeline develops, markets and supports proven, Microsoft Windows-based financial management reporting software suitable for complex applications such as those found in medium to large, multinational corporations. Timeline Analyst was developed for Windows and Office and takes full advantage of Microsoft's latest operating systems. Timeline can be reached at 800-342-3365 or on the web at www.timeline.com. WorkWise Software, Inc., a subsidiary of Timeline, is the leading provider of event-based notifications, application integration and process automation systems to the mid-market. The WorkWise solutions are exclusively available through authorized OEM and Reseller Business Partners. WorkWise OEM Partners include Best Software, ACCPAC International (a division of Computer Associates), and Deltek Systems Corp. (Nasdaq:DLTK). Reseller Partners include Delphia Consulting Group, Relevant Business Systems, and Eclipse Computing. For more information on WorkWise Software, Inc., visit its website at www.workwise.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this news release looking forward in time involve risks and uncertainties, including the ability of third party partners and direct sales to generate sales, the success of the company's training program for VAR's, acceptance of new products introduced by alliance partners, risks associated with international operations, corporate spending patterns, the company's ability to realize value from patented technology, the ability of the company to control and reduce expenses and increase working capital, liquidity for marketable and restricted securities, and other risk factors detailed in the Company's Securities and Exchange Commission filings. Use of the words "should" and "continue" in this news release is intended to identify these forward-looking statements, although it is not the exclusive means of doing so.

CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
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

                                                                                   As of                 As of
                                                                                  June 30,             March 31,
                                 ASSETS                                             2003                  2003
                                 ------                                     --------------------  ------------------
CURRENT ASSETS:
  Cash and cash equivalents                                                   $       112,904       $      167,908
  Marketable securities                                                                23,710               19,486
  Accounts receivable, net of allowance for doubtful
    accounts of $11,678 and $10,164                                                   658,314              590,859
  Prepaid expenses and other                                                          145,527              147,239
                                                                            --------------------  ------------------
                  Total current assets                                                940,455              925,492

PROPERTY AND EQUIPMENT, net of accumulated
  depreciation of $836,292 and $818,906                                                86,763              100,099

CAPITALIZED SOFTWARE, net of accumulated
  amortization of $887,001 and $817,341                                               115,864              185,524

CAPITALIZED PATENTS, net of accumulated
  amortization of $45,661 and $41,229                                                 232,102              223,725

INTANGIBLE ASSETS, net of accumulated
  amortization of $969,981 and $886,442                                                   -                 83,539

GOODWILL, net of accumulated
  amortization of $123,938                                                             70,183               70,183
                                                                            --------------------  ------------------

                  Total assets                                                $     1,445,367       $    1,588,562
                                                                            ====================  ==================

                                    LIABILITIES AND SHAREHOLDERS' EQUITY
                                    ------------------------------------
CURRENT LIABILITIES:
  Accounts payable                                                             $        68,135       $      32,844
  Accrued expenses                                                                     466,675             477,056
  Deferred revenues                                                                    631,320             608,301
                                                                             -------------------   -----------------
                  Total current liabilities                                          1,166,130           1,118,201
                                                                             -------------------   -----------------

SHAREHOLDERS' EQUITY:
  Common stock, $.01 par value, 20,000,000 shares
    authorized, 4,178,498 and 4,165,998 shares issued
    and outstanding                                                                     41,785              41,660
  Additional paid-in capital                                                        10,564,347          10,465,478
  Accumulated other comprehensive loss                                                 (71,601)            (47,459)
  Accumulated deficit                                                              (10,255,294)         (9,989,318)
                                                                             -------------------   -----------------
                  Total shareholders' equity                                           279,237             470,361
                                                                             -------------------   -----------------

                  Total liabilities and shareholders' equity                   $     1,445,367       $   1,588,562
                                                                             ===================   =================

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
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
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
                                                                      Three Months             Three Months
                                                                      Ended June 30,           Ended June 30,
                                                                          2003                      2002
                                                                   --------------------     --------------------
REVENUES:
  Software license                                                   $    440,523             $    271,321
  Patent license                                                              -                     25,000
  Maintenance                                                             291,717                  270,699
  Consulting and other                                                    210,079                  333,725
                                                                   --------------------     --------------------
      Total revenues                                                      942,319                  900,745

COST OF REVENUES:
  Software license                                                         69,660                   50,848
  Patent license                                                            4,432                    3,105
  Maintenance, consulting and other                                       106,869                  115,289
                                                                   --------------------     --------------------
    Total cost of revenues                                                180,961                  169,242
                                                                   --------------------     --------------------
      Gross profit                                                        761,358                  731,503

OPERATING EXPENSE:
  Sales and marketing                                                     275,281                  183,410
  Research and development                                                199,926                  207,140
  General and administrative                                              458,061                  428,338
  Patents                                                                  19,691                   72,157
  Depreciation                                                             17,107                   12,511
  Amortization                                                             83,539                  127,037
                                                                   --------------------     --------------------
    Total operating expenses                                            1,053,605                1,030,593
                                                                   --------------------     --------------------
    Loss from operations                                                 (292,247)                (299,090)
                                                                   --------------------     --------------------

OTHER INCOME:

  Realized loss on marketable securities - available
   for sale                                                                   -                     (6,040)
  Interest income and other                                                26,271                   22,980
                                                                   --------------------     --------------------
    Total other income                                                     26,271                   16,940
                                                                   --------------------     --------------------
    Loss before income taxes                                             (265,976)                (282,150)
  Provision for income tax                                                    -                    (18,416)
                                                                   --------------------     --------------------
    Net loss                                                         $   (265,976)          $     (300,566)
                                                                   ====================     ====================

Basic and diluted net loss per share                                       $(0.06)                  $(0.07)
                                                                   ====================     ====================
Shares used in calculation of basic and diluted net loss per
share                                                                   4,174,652                4,125,029
                                                                   ====================     ====================
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

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited
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

                                                                           Three Months             Three Months
                                                                           Ended June 30,           Ended June 30,
                                                                               2003                      2002
                                                                        --------------------     --------------------
CASH FLOWS FROM  OPERATING ACTIVITIES
  Net cash used in operating activities                                    $  (127,195)            $    (84,784)
                                                                        --------------------     --------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                            (3,488)                      --
  Capitalized patent acquisition costs                                         (12,809)                 (10,149)
  Proceeds from sale of short-term investments                                      -                    46,861
                                                                        --------------------     --------------------
    Net cash (used in) provided by investing activities                        (16,297)                  36,712
                                                                        --------------------     --------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Warrants issued to FNIS                                                       83,994                       --
                                                                        --------------------     --------------------
    Net cash provided by financing activities                                   83,994                       --
                                                                        --------------------     --------------------

EFFECT OF FOREIGN EXCHANGE RATE FLUCTUATIONS                                     4,494                    2,601

NET CHANGE IN CASH AND CASH EQUIVALENTS                                        (55,004)                 (45,471)

CASH AND CASH EQUIVALENTS, beginning of period                                 167,908                   82,956
                                                                        --------------------     --------------------

CASH AND CASH EQUIVALENTS, end of period                                   $   112,904             $     37,485
                                                                        ====================     ====================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION:
  Cash paid for interest                                                   $       991             $      3,674
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